NEWS RELEASE	Exhibit 99.1

For Immediate Release
Astronics Corporation Announces
$50 Million Share Repurchase Plan
EAST AURORA, NY, December 18, 2017 – Astronics Corporation (NASDAQ: ATRO), a leading supplier of advanced technologies and products to the global aerospace, defense and semiconductor industries, announced today that its Board of Directors has approved a new share repurchase program, authorizing Astronics to repurchase in the aggregate up to $50 million of its outstanding common stock. This follows the completion of the $50 million share repurchase program originally approved by the Board in
February 2016.
Purchases by Astronics under this program may be made from time to time at prevailing market prices in open market purchases, privately negotiated transactions, block purchase techniques, or otherwise, as determined by Astronics’ management. The program has no time limit and may be discontinued at any time at the Company’s discretion.
“This new share repurchase program underscores the confidence we have in our strategy and long-term prospects,” commented Peter J. Gundermann, President and Chief Executive Officer of Astronics. “While our commitment remains on deploying our strong balance sheet to fund both internal and external opportunities first, this share repurchase program affords us the flexibility to be opportunistic in our capital allocation strategy.”
The purchases are expected to be funded by the Company’s operating cash flows and revolving credit facility.  The timing of the purchases and the number of shares repurchased will depend upon business and financial market conditions. The Company is not obligated under the program to acquire any particular number of shares.
ABOUT ASTRONICS CORPORATION
Astronics Corporation (NASDAQ: ATRO) serves the world’s aerospace, defense, and semiconductor industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structure, test and additional technologies to solve complex challenges. For nearly 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 manufacturing organizations rely on the collaborative spirit and innovation of Astronics.
For more information on Astronics and its solutions, visit Astronics.com.

Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially include the progress of customer fleet upgrade programs, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, customer preferences, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
For more information, contact:
Company                        Investors
David Burney, CFO                     Deborah K. Pawlowski
Astronics Corporation                    Kei Advisors LLC
T: 716.805.1599 x 159                    T: 716.843.3908
david.burney@astronics.com                dpawlowski@keiadvisors.com
Media Relations
Michelle Manson, Corporate Marketing
Astronics Corporation
T: 425.463.6603
press@astronics.com

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